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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 12, 1997 on our audits of the consolidated financial statements and Supplementary Selected Proportionate Results of Operations of U S WEST, Inc., the combined financial statements of U S WEST Communications Group, and the combined financial statements and Supplementary Selected Proportionate Results of Operations of U S WEST Media Group as of December 31, 1996 included in this Annual Report on Form 10-K, into U S WEST, Inc.'s previously filed Registration Statements on Forms S-3 (Nos. 33-50047, 33-50047-01, 333-14865, 333-14865-01, 33-50049, 33-50049-01,
33-62451 and 33-63087) and on Forms S-8 (Nos. 333-01931, 33-63089, 33-63093,
33-63085 and 33-63091). We also consent to the incorporation by reference of our report dated February 12, 1997 on the related consolidated financial statement schedule of U S WEST, Inc. which is included on page S-1 in this Annual Report on Form 10-K.

/S/ ARTHUR ANDERSEN LLP

Denver, Colorado
March 27, 1997.